UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 30, 2006

Date of Report (Date of earliest event reported)

CB Richard Ellis Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

100 North Sepulveda Blvd., Suite 1050, El Segundo, California 90245

(Address of principal executive offices, including zip code)

(310) 606-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01: REGULATION FD DISCLOSURE.

CB Richard Ellis Group, Inc. (the “Company”) is scheduled to hold a conference call with investors and analysts on October 31, 2006.  A copy of the presentation to be used is furnished as Exhibit 99.1.  The information contained in this exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01: OTHER EVENTS.

On October 30, 2006, the Company, A-2 Acquisition Corp., a wholly-owned subsidiary of the Company (the “Merger Sub”), and Trammell Crow Company (“Trammell Crow”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the terms and subject to the conditions of the Merger Agreement, the Merger Sub will merge with and into Trammell Crow, and Trammell Crow will continue as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).  At the time that the Merger becomes effective, each outstanding share of common stock of Trammell Crow (other than canceled shares, dissenting shares and shares held by subsidiaries of the Company or Trammell Crow) will be converted into the right to receive $49.51 in cash, without interest and less applicable withholding taxes, from the Merger Sub.

In connection with the Merger Agreement, certain stockholders of Trammell Crow entered into Voting Agreements with the Company, pursuant to which such stockholders agreed to vote their shares in favor of the approval and adoption of the Merger Agreement and the approval of the Merger.

In connection with the execution of the Merger Agreement, the Company received a Commitment Letter dated as of October 30, 2006 from Credit Suisse and Credit Suisse Securities (USA) LLC, providing for senior secured term loan facilities for an aggregate principal amount of up to $2,200,000,000 and a senior secured replacement revolving credit facility of up to $600,000,000 (collectively, the “Credit Facility”). The Credit Facility agreements will contain customary representations, warranties and covenants, and the closing of the Credit Facility will be subject to the satisfaction of customary closing conditions.

Pursuant to the terms of the Merger Agreement, the Company shall cause CB Richard Ellis Services, Inc. (“Services”) to launch no later than November 6, 2006 a tender offer and consent solicitation for all of the outstanding 9-3/4% Senior Notes due 2010 of Services.  The closing of the tender offer will be conditioned on a majority of the principal amounts of the notes being tendered in order to effect the requested amendments to the indenture, but will not be conditioned on consummation of the Merger. Details with respect to the tender offer and consent solicitation will be set forth in tender offer documents.

A copy of the press release issued by the Company on October 31, 2006 concerning the transaction is filed herewith as Exhibit 99.2.  The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

ITEM 9.01:  FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

99.1 CBRE Investor Presentation

99.2 Press Release of CB Richard Ellis Group, Inc., issued October 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2006	CB RICHARD ELLIS GROUP, INC.
By:
/s/ KENNETH J. KAY
Kenneth J. Kay
Chief Financial Officer